Exhibit 99.1

NEWS RELEASE

Gastar Files for Chapter 11 to Implement Its Pre-Packaged Restructuring Plan

HOUSTON, October 31, 2018 - Gastar Exploration Inc. (OTCQB: GSTC) (the “Company” or “Gastar”) today announced that it has commenced chapter 11 cases in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).  The Company is seeking chapter 11 relief to implement the terms of its previously announced restructuring support agreement (the “RSA”) and corresponding prepackaged chapter 11 plan of reorganization (the “Plan”).  The restructuring has the support of the Company’s largest (and only) funded-debt creditor and largest common shareholder, Ares Management LLC and its affiliated funds, as well as all other creditors entitled to vote to accept or reject the Plan.

Consistent with the RSA, the Company commenced solicitation of the Plan on October 26, 2018.  The Plan, which is subject to confirmation by the Bankruptcy Court, will leave obligations owing to trade creditors and other operational obligations unimpaired, eliminate more than $300 million of the Company’s funded-debt obligations and preferred equity interests (OTCQB: GSTPA and GSTPB), cancel existing common equity interests, and provide $100 million in new, committed financing to fund the Company’s restructuring process and ongoing business operations.

The Company has filed various customary motions with the Bankruptcy Court in support of its financial restructuring. The Company intends to continue to pay employee wages and provide healthcare and other defined benefits without interruption in the ordinary course of business and to pay suppliers and vendors in full under normal terms provided on or after the Chapter 11 filing date.

Other Information Regarding Reorganization Proceedings

Kirkland & Ellis LLP is serving as legal counsel to the Company and Opportune LLP is serving as its restructuring advisor.  Perella Weinberg Partners LP is serving as the Company’s financial advisor.

Information related to the Company’s restructuring is available from the Company’s claims and noticing agent, BMC Group, Inc., via the information call center at +1 (888) 909-0100.  The RSA was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K with the Securities and Exchange Commission on October 29, 2018.

CONTACT:

BMC Group, Inc.

Telephone: +1 (888) 909-0100

Email: gastar@bmcgroup.com

The Company’s common stock (OTCQB:GSTC) and two preferred issues (OTCQB: GSTPA and GSTPB), will commence trading on the OTC Pink operated by the OTC Markets Group Inc. (also known as the “Pink Sheets”) under the same symbols on November 1, 2018.   For more information, please visit www.otcmarkets.com.

About Gastar Exploration

Gastar Exploration Inc. is a pure play Mid-Continent independent energy company engaged in the exploration, development and production of oil, condensate, natural gas and natural gas liquids in the United States. Gastar’s principal business activities include the identification, acquisition, and subsequent exploration and development of oil and natural gas properties with an emphasis on unconventional reserves, such as shale resource plays. Gastar holds a concentrated acreage position in the normally pressured oil window of the STACK Play, an area of central Oklahoma which is home to multiple oil and natural gas-rich reservoirs including the Oswego limestone, Meramec and Osage bench formations within the Mississippi Lime, the Woodford shale and Hunton limestone formations. For more information, visit Gastar's website at www.gastar.com.

Forward Looking Statements

This news release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward looking statements express our current expectations, opinion, belief or forecasts of future events and performance.  A statement identified by the use of forward looking words including “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “will,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements.  Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release.  These include risks described in Gastar’s Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission (“SEC”), available at the SEC’s website at www.sec.gov.  By issuing forward looking statements based on current expectations, opinions, views or beliefs, Gastar has no obligation and, except as required by law, is not undertaking any obligation, to update or revise these statements or provide any other information relating to such statements.

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